                                                                EXHIBIT 10.3
                                ESCROW AGREEMENT


     This Escrow Agreement ("Agreement") is entered into as of this 31st day of July, 1995, by and between the undersigned shareholders (collectively, the "Shareholders") of Valley-Hi Investment Company ("Valley-Hi"), Norwest Corporation ("Norwest") and Norwest Bank Minnesota, National Association ("Escrow Agent").

     WHEREAS, Valley-Hi and Norwest are parties to that certain Agreement and Plan of Reorganization dated March 21, 1995 (the "Reorganization Agreement") under which it is contemplated that a wholly-owned subsidiary of Norwest will merge with and into Valley-Hi and as a result the Shareholders will receive in exchange for each share of common stock of Valley-Hi, no par value ("Valley-Hi Common Stock") owned by such Shareholder immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement), a number of shares of common stock of Norwest, par value $1-2/3 per share ("Norwest Common Stock") as more specifically set forth in the Reorganization Agreement, and

     WHEREAS, the Shareholders will derive substantial benefit from the transactions contemplated by the Reorganization Agreement, and

     WHEREAS, the Shareholders and Norwest have entered into a Tax Indemnification Agreement of even date herewith pursuant to which Shareholders have agreed to indemnify Norwest for certain matters (the "Tax Indemnification Agreement"); and

     WHEREAS, the Reorganization Agreement and Tax Indemnification Agreement provide that a number of shares of Norwest Common Stock will be held in escrow pursuant to the terms of an escrow agreement as more specifically set forth in the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Deposit of Shares. Immediately following the Effective Time of the Merger Norwest shall deposit 23,000 shares (the "Escrow Shares") of Norwest Common Stock (or such other number of shares as may result from Norwest Common Stock adjustments made pursuant to paragraph 1(b) of the Reorganization Agreement) with the Escrow Agent. The Escrow Shares shall be deposited in the form of four (4) separate certificates, in the names, denominations and proportions set forth below:



                                         Escrow
           Shareholder                   Shares            Percentage
           -----------                   ------            ----------
           Ray Ellison Trust Number 1
                                         19,578              85.12
           Jack Willome
                                          1,472               6.40
           Jack Biegler
                                            975               4.24
           Jack Robinson
                                            975               4.24
           TOTAL                         23,000             100.00

Because the Escrow Shares will be registered in the names of the respective Shareholders, cash dividends will be paid directly to the Shareholders.

     2.  Disbursement.

     (a)  The Escrow Agent shall distribute the Escrow Shares to Norwest and the
     Shareholders:

          (i) on March 15, 1999 unless the Escrow Agent has received written notice from Norwest or Shareholders' Representative set forth in
               Section 2(g) hereof ("Shareholders' Representative") on or prior to such date that a Tax Claim (as defined in the Tax Indemnification Agreement) with respect to a Tax Loss (as defined in the Tax Indemnification Agreement) has occurred; or

          (ii) upon a joint written notice from Norwest and the Shareholders' Representative to the Escrow Agent pursuant to Section 5 below, indicating that one of the following events has occurred:


               (A)   A Final Determination (as defined in the Tax
                     Indemnification Agreement) with respect to such Tax Claim has occurred; or

               (B) Valley-Hi has failed to timely file and claim a Deduction (as defined in the Tax Indemnification Agreement) on its federal income tax return for the tax year ending on the Closing Date for [$1,505,991] under Section 162 and Section 83(h) of the Code relating to the issuance by Valley-Hi to certain of its employees of 26,250 shares of Valley-Hi Common Stock, no par value per share; or

               (C) The Shareholders have waived their rights to receive the Escrow Shares; or

               (D) Upon such other circumstances as Norwest and the Shareholders' Representative shall jointly agree in such notice.

     (b) If the Escrow Shares are distributed pursuant to a notice given under Sections 2(a)(i) or 2(a)(ii)(B) above, the Escrow Agent shall distribute all Escrow Shares (subject to adjustment as provided in Section 7) to Shareholders.

     (c)  If the Escrow Shares are distributed pursuant to a notice given under
     Section 2(a)(ii)(A), the Escrow Agent shall distribute to Norwest a portion of the Escrow Shares determined by dividing the Tax Loss by $23, and rounding to the nearest full share. The shares distributed to Norwest shall be taken from the shares registered in the names of the respective Shareholders in as close to the proportions set forth in paragraph 1 above as possible, rounded to the nearest full share. The Escrow Agent shall distribute the balance, if any, of the Escrow Shares (subject to adjustment as provided in Section 7), standing in the name of each respective Shareholder to the respective Shareholder.

     (d) If the Escrow Shares are distributed pursuant to Section 2(a)(ii)(C), then the Escrow Agent shall transfer the Escrow Shares to Norwest.

     (e) If the Escrow Shares are distributed pursuant to Section 2(a)(ii)(D), the Escrow Agent shall distribute the Escrow Shares in the manner prescribed in such notice.

     (f)  Norwest and Shareholders hereby agree to give any notice required by
     Section 2(a) above within thirty (30) days after the occurrence of the events described in Sections 2(a)(i) and 2(a)(ii). Any notice given pursuant to Section 2(a)(ii)(A) shall specify the aggregate dollar amount of a Tax Loss.

     (g) For purposes of this Section 2, "Shareholders' Representative" shall mean (i) any two of Ronald K. Calgaard, A. Baker Duncan or Bonnie Ellison, or in the event only one of such individuals is then living, then such individual or (ii) any other successor representative or representatives as may be designated in writing by all the Shareholders to Norwest.

     3. Duty of the Escrow Agent. The only duties of the Escrow Agent under this Escrow Agreement shall be those described herein, and Escrow Agent shall be under no obligation to determine whether the other parties hereto are complying with any requirements of law or the terms and conditions of any other agreement among the parties. Escrow Agent may conclusively rely upon, and shall be protected in acting upon, any notice, consent, order or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party, consistent with the reasonable use of due diligence on the part of the Escrow Agent. Escrow Agent shall have no other duty or liability to verify any such notice, consent, order or other document, and its sole responsibility shall be to act as expressly set forth in this Escrow Agreement. If any dispute arises with respect to the disbursement of the Escrow Shares, or any portion thereof, Escrow Agent may continue to hold the same or, in the alternative, file an interpleader action in the State District Court in Hennepin or Ramsey Counties, Minnesota and deposit therein all Escrow Shares in the possession of Escrow Agent pursuant hereto and shall have no further duties or responsibilities under this Escrow Agreement.

     4. Indemnity. The Shareholders (except with respect to a claim, other than an interpleader or similar action, brought against the Escrow Agent by Norwest) severally in proportion to their percentage interest in the Escrow Shares and Norwest each hereby indemnify and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense including, without limitation, reasonable attorneys' fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is the result of gross negligence of the Escrow Agent. The Escrow Agent may consult legal counsel in respect of any question arising under this Escrow Agreement, and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

     5.  Notices.   Any notices or consents required or permitted by this Escrow
Agreement shall be in writing and shall be deemed delivered, if sent by First Class Mail postage prepaid, delivered in person or sent by certified mail, postage prepaid, return receipt requested, as follows, unless such address is changed by written notice hereunder:

     If to the Escrow Agent:

          Norwest Bank Minnesota, N. A.
          Norwest Center
          Corporate Custody Services, 9th Floor
          Sixth and Marquette
          Minneapolis, MN 55479-0065
          Attention: Dan Mruz

     If to the Shareholders:

          Jack E. Biegler
          P.O. Box 5250
          San Antonio, Texas  78201

          and

          Ronald K. Calgaard, Trustee
          150 Oakmont
          San Antonio, Texas  78212

          with copies to:

          James M. Doyle, Jr.
          Matthews & Branscomb, P.C.
          One Alamo Center
          106 South St. Mary's, Suite 800
          San Antonio, Texas  78205

          and

          T. Drew Cauthorn,
          Cauthorn, Hale, Hornberger, Fuller, Sheehan & Becker, Inc. One Riverwalk Place, Suite 620
          San Antonio, Texas  78205

     If to Norwest:

          Norwest Corporation
          Sixth and Marquette
          Minneapolis, MN 55479-1026
          Attention:  Secretary


     6.  Miscellaneous.

           a. This Escrow Agreement shall be construed, performed and enforced in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of laws therein.

           b. This Escrow Agreement and the Tax Indemnification Agreement contains the entire understanding of the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

          c. This Escrow Agreement may be amended or modified only by written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver of any condition or breach of any provision contained in this Escrow Agreement in any one or more instances shall not be deemed or construed as a further or continuing waiver of any such condition or breach of provision of this Escrow Agreement.

          d. This Escrow Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of the parties hereto; however, the Escrow Agent shall not be permitted to assign its obligations hereunder without the prior written consent of the Shareholders and Norwest.

     7. Escrow Fee. Norwest, on the one hand, and Shareholders severally, on the other hand, agree that each shall be liable for 50 percent of the fees and expenses of Escrow Agent which Norwest agrees to pay to the Escrow Agent on behalf of Norwest and Shareholders in an amount equal to $1,100 per annum. Shareholders will promptly reimburse Norwest for their allocable portion of the Escrow Fee. If Shareholders do not so reimburse Norwest, the amount of the unpaid escrow fee shall be subtracted from the Escrow Shares otherwise to be distributed to Shareholders.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date set forth above.

                                    SHAREHOLDERS


                                    Ray Ellison Trust Number 1

                                    By:  /s/ Ronald K. Calgaard
                                       ------------------------
                                        As Trustee

                                    By:  /s/  A. Baker Duncan
                                       -----  ---------------
                                      As Trustee

                                    By:  /s/ Bonnie Ellison
                                       --------------------
                                      As Trustee

                                       /s/ Jack Willome
                                     ------------------
                                    Jack Willome

                                       /s/ Jack Biegler
                                     ------------------
                                    Jack Biegler

                                       /s/ Jack Robinson
                                     -------------------
                                    Jack Robinson

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION


By:   /s/ Daniel J. Mruz
    --------------------
Its: Assistant Vice President
     ------------------------

NORWEST CORPORATION


By:    /s/ Kenneth R. Murray
     -----------------------
Its:  Executive Vice President
      ------------------------

State of Texas      )
                    )
County of Bexar     )

     This instrument was acknowledged before me on July 25, 1995 by A. Baker Duncan, as Trustee of Ray Ellison Trust Number 1.


                               /s/ Deborah J. Christman
                               ------------------------
                               Notary Public in and for
                               The State of Texas



State of Texas      )
                    )
County of Bexar     )

     This instrument was acknowledged before me on July 25, 1995 by Ronald K. Calgaard as Trustee of Ray Ellison Trust Number 1.


                               /s/ Deborah J. Christman
                               ------------------------
                               Notary Public in and for
                               The State of Texas



State of Texas      )
                    )
County of Bexar     )

     This instrument was acknowledged before me on July 25, 1995 by Bonnie Ellison, as Trustee of Ray Ellison Trust Number 1.


                               /s/ Deborah J. Christman
                               ------------------------
                               Notary Public in and for
                               The State of Texas

State of Texas      )
                    )
County of Bexar     )

     This instrument was acknowledged before me on July 25, 1995 by Jack
Willome.


                               /s/ Deborah J. Christman
                               ------------------------
                               Notary Public in and for
                               The State of Texas



State of Texas      )
                    )
County of Bexar     )

     This instrument was acknowledged before me on July 25, 1995 by Jack
Biegler.

                               /s/ Deborah J. Christman
                               ------------------------
                               Notary Public in and for
                               The State of Texas



State of Texas      )
                    )
County of Bexar     )

     This instrument was acknowledged before me on July 25, 1995 by Jack
Robinson.


                               /s/ Deborah J. Christman
                               ------------------------
                               Notary Public in and for
                               The State of Texas